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                                  EXHIBIT 7.1


                           AGREEMENT OF JOINT FILING



            Peter D. Cooper, Elaine Scialo and Eltman, Eltman & Cooper, P.C. hereby agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.


Dated September 6, 1996


                                            /s/ Peter D. Cooper
                                            --------------------------------
                                            Peter D. Cooper

                                            /s/ Elaine Scialo
                                            --------------------------------
                                            Elaine Scialo


                                            Eltman, Eltman & Cooper, P.C.

                                            By: /s/ Peter D. Cooper
                                                ----------------------------
                                                Peter D. Cooper, President